Exhibit 107.1

Calculation of Filing Fee Tables

Form F-3
(Form Type)

Nayax Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares	Rule 457(o)	1,294,2191)	$23.18(2)	$29,999,997 (2)	0.0001476	$4,428
	Equity	Ordinary Shares	Rule 457(o)	(3)	(3)	(3)	(3)	(3)
	Debt	Warrants	Rule 457(o)	(3)	(3)	(3)	(3)	(3)
	Other	Rights	Rule 457(o)	(3)	(3)	(3)	(3)	(3)
	Other	Debt Securities	Rule 457(o)	(3)	(3)	(3)	(3)	(3)
	Other	Units	Rule 457(o)	(3)	(3)	(3)	(3)	(3)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(3)	(3)	$70,000,000	0.0001476	$10,332
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$99,999,997		$14,760
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$14,760

(1)          Represents the ordinary shares of the registrant that may be offered for resale by the selling shareholders pursuant to the prospectus included in the registration statement to which this exhibit is attached.

(2)          Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The maximum price per share and maximum aggregate offering price are based on the average of the high and low sale prices of the ordinary shares as reported on the Nasdaq Global Select Market on September 27, 2023, which date is within five business days prior to filing this registration statement.

(3)          Omitted pursuant to General Instruction II.C to Form F-3. The amount to be registered consists of up to $70,000,000 of an indeterminate amount of ordinary shares, warrants, rights, debt securities and/or units that may be offered and sold from time to time in one or more offerings.